UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2018

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WESTMORELAND COAL COMPANY
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-11155	23-1128670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9540 South Maroon Circle, Suite 300 Englewood, CO	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 922-6463

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01.   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 16, 2018, Westmoreland Coal Company (the “Company”) received a notification of deficiency from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) based on the Company’s failure to pay certain fees required by Listing Rule 5250(f). Nasdaq has informed the Company that as a result of this deficiency, the Company will be delisted unless the Company appeals Nasdaq’s decision. In light of the prior Nasdaq notices described in further detail below, the Company has determined not to appeal Nasdaq’s decision and, as such, it is expected that the trading of its common stock will be suspended at the opening of business on April 25, 2018 and Nasdaq will file a Form 25-NSE with the Securities and Exchange Commission (the “Commission”), which will remove the Company’s common stock from listing and registration on The Nasdaq Global Market. The Company’s common stock may be eligible to be quoted on the OTC Bulletin Board (the “OTCBB”) or in the “Pink Sheets.” OTCBB or Pink Sheets trading may occur only if a market maker applies to quote the Company’s common stock and the Company is current in its reporting obligations under the Securities Exchange Act of 1934. Once the Company’s common stock is delisted from Nasdaq, the Company can provide no assurance that a market maker will apply to quote the common stock or that the common stock eligibility for the OTCBB or Pink Sheets will commence or be maintained. If the Company’s common stock does become eligible to be quoted on the OTCBB or Pink Sheets, we will provide notice of such eligibility.
As discussed in the Company’s Current Report on Form 8-K filed with the Commission on March 22, 2018, Nasdaq informed the Company that it would be subject to delisting upon a failure to regain compliance with (i) the minimum bid price requirement of $1.00 per share, as set forth in Nasdaq Listing Rule 5450(a)(1) and (ii) the minimum market value of publicly held shares (“MVPHS”) of $15 million, as set forth in Nasdaq Listing Rule 5450(b)(3)(C).
The Company does not believe that it will be able to regain compliance with the Nasdaq Listing Rules discussed above prior to the end of the applicable grace periods, which were September 18, 2018 for the minimum bid price and September 19, 2018 for the MVPHS requirement. As a result, the Company believes that it would have become subject to delisting for failure to comply with the Listing Rules above, even if it had paid the listing fees in compliance with Nasdaq Listing Rule 5250(f).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: April 20, 2018	By:	/s/ Jennifer S. Grafton
Jennifer S. Grafton Chief Legal Officer, Chief Administrative Officer and Secretary